UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2016 (June 6, 2016)

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Special Meeting:

On June 6, 2016, the Registrant reconvened its 2016 special meeting of stockholders (the “Special Meeting”), which was adjourned on May 6, 2016 to permit additional time to solicit stockholder votes on the proposal described in the Registrant’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on March 22, 2016 (the “Proxy”). At the reconvened Special Meeting, the Registrant’s stockholders approved the proposal described in the Proxy. As of March 7, 2016, the record date, 72,857,414 shares of common stock were eligible to vote.

Proposal. The Company’s stockholders approved a proposal to authorize flexibility for the Company, with approval of the Board of the Company, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the Special Meeting Proxy (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale), as set forth below:

FOR	AGAINST	ABSTAIN
29,168,499	8,653,344	876,169

Broker Non-Vote 0 shares

The vote on the above proposal, adjusted for 1,431,199 affiliated shares, was as follows:

FOR	AGAINST	ABSTAIN
27,737,300	8,653,344	876,169

Broker Non-Vote 0 shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: June 6, 2016	By:	/s/ Donna Milia
Name: Donna Milia
Title: Interim Chief Financial Officer